Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Experts” in the Registration Statement on Form F-3 and related prospectus of B.O.S Better Online Solutions Ltd. (“BOS”) for the registration of up to 2,638,060 of its Ordinary shares and to the incorporation by reference therein of our report dated March 30, 2005, with respect to the consolidated financial statements of BOS included in its Annual Report on Form 20-F, for the year ended December 31, 2004, filed with the Securities and Exchange Commission on June 27, 2005.

We also consent to the incorporation by reference to such Registration Statement and related Prospectus of our report dated March 14, 2005 with respect to the consolidated financial statements of Surf-Communications Solutions Ltd. included in the abovementioned Annual Report of BOS.

Tel Aviv, Israel January 30, 2006	/s/ Kost Forer Gabbay & Kasierer —————————————— Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global

Kost Forer Gabbay & kasierer is a member practice of Ernst & Young Global